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                                                                      Exhibit 10



                              FLORSHEIM GROUP INC.
                         CONSULTANTS STOCK OPTION PLAN


1.      OBJECTIVES OF THE PLAN.

                 The Florsheim Group Inc. Consultants Stock Option Plan (the "Plan") of Florsheim Group Inc. (the "Corporation") is intended to encourage and provide opportunities for ownership of the Corporation's Common Stock by those certain outside consultants and advisors (including endorsers) of the Corporation or any of its subsidiary corporations (as defined in Section 5 below) as the Chief Executive Officer of the Corporation (the "Chief Executive") may from time to time recommend and the Committee (as hereinafter defined) shall approve.

2.      STOCK SUBJECT TO THE PLAN.

                 Subject to the adjustments provided for in Section 7, there are reserved for issue under the Plan 100,000 shares of the Common Stock, without nominal or par value, of the Corporation (the "Shares"). Such Shares may be, in whole or in part, as the Board of Directors of the Corporation (the "Board") shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Corporation.

3.      ADMINISTRATION.

                 Subject to the express provisions of the Plan, the Plan shall be administered by the Executive Compensation and Stock Option Committee of the Board of Directors of the Corporation (the "Committee"). Notwithstanding the preceding sentence, the Chief Executive shall have plenary authority, in such officer's discretion, to recommend to the Committee for its approval the individuals to whom, and the time or times at which, stock options, if any, shall be granted, the number of Shares to be subject to an option and the times at which options may be exercised and the option price. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regarding it, and to take whatever action is necessary to carry out the purposes of the Plan. The determinations of the Committee on matters referred to in this Section 3 shall be conclusive.

4.      THE COMMITTEE.

                 The Committee shall consist of three or more members of the Board. The Committee shall be appointed by the Board, which may from time to time designate the number to serve on the Committee, appoint members of the Committee in substitution for members previously appointed and fill vacancies, however caused, in the Committee. No member of the Board shall be eligible to receive an option under the Plan. The Committee shall elect one of its members as its Committee Chief Executive and shall hold its meetings at such times and places as it may determine. A majority of the members shall constitute a quorum. Any determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

5.      ELIGIBILITY.

                 Options may be granted only to consultants or advisors of the Corporation and its subsidiary corporations provided that (i) bona fide services are rendered by such consultants and advisors to the Corporation or its subsidiary corporations, (ii) such services are not in connection with the offer or sale of securities in capital-raising transactions, and (iii) such consultants and advisors are not employees, officers or directors of the Corporation or any of its subsidiary corporations. "Subsidiary corporations" shall be defined as provided in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The granting of any stock option shall





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neither entitle that individual to, nor disqualify such individual from, receiving additional grants of stock options under the Plan.

6.      TERMS AND CONDITIONS OF OPTIONS.

                 Any option granted under the Plan shall be a nonqualified stock option and shall be in such form of agreement as the Committee may from time to time approve. No person shall have any rights under any option granted under the Plan unless and until the Corporation and the person to whom such option shall have been granted shall have executed and delivered an agreement expressly granting the option to such person. Any such stock option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

                 (a) Option Price. The option price of Shares purchasable under the stock option shall be the fair market value of such Shares on the date of grant or such other price as the Committee may designate.

                 (b) Option Period. The term of any option shall be fixed by the Committee but no option shall be exercisable after the expiration of ten years from the date the option is granted.

                 (c) Vesting and Exercisability. An optionee may not exercise his option for any Shares until the option, in regard to such Shares, has vested. The vesting schedule of any option shall be fixed by the Committee. Notwithstanding the foregoing, except as otherwise provided in Sections 6(f), 6(g) and 6(h) below, no option may be exercised at any time unless the optionee is then a consultant or advisor of the Corporation or any subsidiary corporations under a currently effective written agreement and has continuously remained such at all times since the grant date of the option and unless the option has not then expired. If any stock option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for the purposes of the Plan. The proceeds of the sale of Shares subject to options are to be added to the general funds of the Corporation.

                 (d) Method of Exercise. Options which are exercisable may be exercised in whole or in part at any time during the option period, by completing and delivering to the Corporation an option exercise form provided by the Corporation specifying the number of Shares to be purchased. Exercise of an option shall not be effective until the Corporation has received such written option exercise form. Such form shall be accompanied by payment in full of the purchase price in cash or in such other consideration as the Committee shall consider acceptable. No shares shall be issued until full payment therefor has been made. The Corporation shall not in any case be required to sell, issue or deliver a fractional share with respect to any option.

                 (e) Nontransferability of Options. Except as the Committee may otherwise determine, no option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such options shall be exercisable, during the optionee's lifetime, only by the optionee or his guardian or legal representative.

                 (f) Cessation of Services by Reason of Death. If an optionee dies (i) the portion, if any, of the option that has not yet vested on the date of the optionee's death shall terminate as of such date and (ii) as to those Shares with respect to which the option has become vested by the date of death, the option may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, at any time during the six months following the date of death or until the expiration of the stated period of the option, whichever period is shorter, and thereafter the option shall terminate and cease to be exercisable.

                 (g) Cessation of Services by Reason of Disability. If an optionee's contract with the Corporation or its subsidiary corporation terminates by reason of such optionee's disability, (i) the portion, if any, of the option that has not yet vested on the date of such contract's termination shall terminate as of such date and (ii) as to those Shares with respect to which the option has become vested by the date of such contract's termination, the option may thereafter be exercised by the optionee at any time during the 90-day period following the date of such contract's termination or until the expiration of the stated period of the option, whichever period is shorter, and thereafter the option shall terminate and cease to be exercisable.





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                 (h)     Cessation of Services for Other Reasons.  If an
optionee's contract with the Corporation or its subsidiary corporation expires or terminates for any reason other than the death or disability of the optionee, (i) the portion, if any, of the option that has not yet vested on the date of such expiration or termination shall terminate as of such date and (ii) as to those Shares with respect to which the option has become vested as of the date of such expiration or termination, the option may thereafter be exercised by the optionee at any time during the 30-day period following the date of such expiration or termination or until the expiration of the stated period of the option, whichever period is shorter, and thereafter the option shall terminate and cease to be exercisable; provided, however, if termination of the contract constitutes or results from the breach by the optionee of such contract, the option shall immediately terminate and cease to be exercisable.

7.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

                 The aggregate number and class of Shares reserved under the Plan, the number and class of Shares subject to each option granted pursuant to the Plan and the option price per Share payable under each such option shall be appropriately and equitably adjusted in the event of: any reclassification or increase or decrease in the number of the issued Shares of the Corporation effected without receipt of consideration therefor by the Corporation by reason of a split-up or consolidation of Shares; the payment of a stock dividend; a recapitalization; a combination or exchange of Shares; a spin-off; or any like capital adjustment.

                 Subject to the next paragraph, if the Corporation shall be reorganized or shall be merged with or into or consolidated with any other corporation, or shall sell all or substantially all of its assets or effect a complete liquidation, each option, if any, then outstanding under the Plan, shall thereafter apply to such number and kind of securities, cash or other property as would have been issuable by reason of such reorganization, merger, consolidation, sale or liquidation to a holder of the number of Shares which were subject to the option, if any, immediately prior to such transaction.

                 In the event of a proposed transaction of the type set forth in the preceding paragraph, the Committee may determine that each option then outstanding under the Plan, shall terminate as of a date to be fixed by the Committee and approved by the Board upon not less than ten days' written notice to the optionee; provided, however, that in no event shall the Committee have the right to make any determination provided for in this paragraph, if doing so would make any transaction ineligible for pooling of interest accounting treatment under APB No. 16 or any successor provision that but for such determination would be eligible for such treatment.

                 All adjustments under this Section 7 shall be made by the Committee, which action shall be final and conclusive.

8.      AMENDMENTS AND TERMINATION.

                 The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would adversely affect or impair the rights of an optionee under an option without the optionee's consent.

                 The Committee may amend the terms of any option theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect or impair the rights of any optionee without the consent of the optionee.

9.      GENERAL PROVISIONS.

                 (a) An optionee shall have no rights as a stockholder with respect to any Shares covered by his option until a certificate representing such Shares is issued to him. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate is issued.

                 (b) When issued upon exercise of options in accordance with the terms of the Plan, all Shares will be duly authorized, validly issued, fully paid and nonassessable.





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                 (c)     Nothing contained in this Plan, or in any option
agreement, shall confer upon any optionee the right to continue to render services to the Corporation or its subsidiary corporations as a consultant or advisor, or interfere in any way with the rights of the Corporation or any subsidiary corporations to terminate or modify in any way the terms, including but not limited to the fees and responsibilities, of the optionee's service arrangement at any time.

                 (d) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any option granted under it.

                 (e) The title and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

                 (f) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

10.     SEVERABILITY.

                 Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Corporation under the Plan.

11.     GOVERNING LAW.

                 All questions arising with respect to the provisions of the Plan and each option agreement shall be determined by application of the laws of the State of Illinois except to the extent Illinois law is preempted by federal law.

12.     EFFECTIVE DATE OF PLAN.

                 The Plan became effective on August 13, 1997, the date it was adopted by the Board.





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